Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-202203 on Form S-8 of our report dated June 24, 2026, appearing in this Annual Report on Form 11-K of the Chevron Employee Savings Investment Plan for the year ended December 31, 2025.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
June 24, 2026